                                                                   EXHIBIT 10(p)


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT, made as of this 1st day of May, 2001 (the "Effective Date"), between DELHAIZE AMERICA, INC., a North Carolina corporation with its principal place of business in Salisbury, North Carolina (the "Company"), and R. WILLIAM McCANLESS, an individual residing at 244 Confederate Avenue, Salisbury, North Carolina 28144 ("Mr. McCanless"),

                              W I T N E S S E T H:

     WHEREAS, Mr. McCanless is currently employed by the Company as its President and Chief Executive Officer;

     WHEREAS, the Board of Directors of the Company recognizes that it is in the best interests of the Company and its shareholders to retain capable and experienced executive officers such as Mr. McCanless;

     WHEREAS, the Board of Directors recognizes that Mr. McCanless has made substantial contributions to the growth and success of the Company and desires to provide for the continuing employment of Mr. McCanless and to encourage the continued dedication and attention of Mr. McCanless to the Company;

     WHEREAS, Mr. McCanless is willing to continue to serve the Company; and

     WHEREAS, the Company and Mr. McCanless desire to enter into this Employment Agreement in order to revise the existing employment agreement of Mr. McCanless, dated April 7, 1999 (the "Prior Agreement"), in light of recent corporate changes, which Prior Agreement shall be superseded by this Agreement.

     NOW, THEREFORE, in consideration of the premises, and the mutual agreements herein contained, the Company and Mr. McCanless hereby agree as follows:

     1.    Continue to Employ. The Company hereby agrees to continue to employ
           ------------------
Mr. McCanless as President and Chief Executive Officer of the Company reporting directly to the President and Chief Executive Officer of Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize Group") for the Term of Employment as herein set forth. Mr. McCanless hereby agrees to continue to serve the Company as President and Chief Executive Officer for such term. During his employment hereunder, Mr. McCanless shall be entitled to a seat on the board of directors of Delhaize Group and to be a member of the Office of the Chief Executive of Delhaize Group.

     2.    Term of Employment. The "Term of Employment," as used herein, will
           ------------------
commence on the Effective Date and, unless sooner terminated as hereinafter provided, shall terminate on the fifth (5th) anniversary of such date; provided, however, that at the end of each one (1) year anniversary of the Effective Date, the Term of Employment shall automatically be extended for an additional period of one (1) year, on the terms and conditions provided herein, unless either party shall give written notice to the other party no less than one hundred eighty (180) days prior to such one year anniversary.

     3.    Employment During the Term. During the Term of Employment, Mr.
           --------------------------
McCanless shall devote his full professional time to the business of the Company, shall use his best efforts to promote the interests of the Company, and shall serve as President and Chief Executive Officer of the Company, reporting directly to the President and Chief Executive Officer of Delhaize Group, a member of the Office of the Chief Executive Officer of Delhaize Group, and a member of the board of directors of Delhaize Group. Mr. McCanless's duties and responsibilities will be commensurate with his positions and titles and not be altered to be less favorable than his duties and responsibilities with respect to the Company and Delhaize Group as in effect as of the Effective Date. By way of example and not limitation, the management processes and corporate governance of the Company and Delhaize Group, as in effect on the Effective Date (the "Governing Procedures"), shall not be modified to the detriment of Mr. McCanless.

     4.    Vacation. Mr. McCanless shall be entitled to annual vacations in
           --------
accordance with the vacation policy and practices of the Company.

     5.    Compensation.
           ------------

     (a)   Base Salary. As compensation for Mr. McCanless's services hereunder
           -----------
and for his covenants set forth in Sections 10, 11 and 12 below, the Company shall pay to Mr. McCanless a base salary which shall not be less than $735,323 per annum; provided, however, such amount shall be increased from time to time by the Board of Directors of the Company to assure that the compensation paid to Mr. McCanless under this Employment Agreement remains competitive with amounts paid to other chief executive officers in the large supermarket chain industry and reflects the performance of Mr. McCanless and the financial performance of the Company. In no event shall such annual review result in any reduction in base salary provided in this Employment Agreement. Such compensation shall be payable in accordance with the Company's payroll practices for executive employees.

     (b)   Bonus Plans. Mr. McCanless annually shall be eligible to receive no
           -----------
less than forty-five percent (45%) of his base salary in the form of a bonus. The bonus shall be paid under the Company's Annual Incentive Bonus Plan ("Bonus Plan"), as it shall be administered by the Board of Directors of the Company and the relevant committees thereof, or a replacement plan, but in any case pursuant to a methodology that is no less favorable to Mr. McCanless than the methodology in effect under the Bonus Plan on April 24, 2001. In addition, Mr. McCanless shall be eligible to participate in the Company's stock option plans and other compensation plans of the Company including, without limitation, the Company's Supplemental Executive Retirement Plan ("SERP"), as they shall be administered by the Board of Directors of the Company and the relevant committees thereof, provided, however, that Mr. McCanless shall receive annual equity awards with a value of not less than the value of the aggregate equity grants awarded him in respect of calendar year 2000 (such value to be determined as of the date of grant, using reasonable assumptions and methodology), with the same weighting (restricted stock to options) as under the Company's current annual equity award programs and vesting ratably over three years in the case of options and four years in the case of restricted stock.

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     (c)    Deferral Arrangement.
            --------------------

            (i)   Right to Defer. Mr. McCanless may elect to defer some or all
                  --------------
of his bonus compensation and up to fifty percent (50%) of his base salary payable to him pursuant to this Employment Agreement. Any deferral of bonus compensation shall be irrevocable and must be requested by Mr. McCanless in writing prior to the start of the fiscal year to which such bonus relates. Any deferral of base salary shall be irrevocable and must be requested by Mr. McCanless in writing prior to the start of the fiscal year to which such salary relates. Any deferral of base compensation or bonus compensation for fiscal year 2001 shall be made in accordance with procedures established under the Prior Agreement. An election for a given fiscal year shall be deemed a continuing election for each subsequent fiscal year, unless a subsequent written election to defer (or not to defer) is provided to the Company by Mr. McCanless prior to the start of such fiscal year.

            (ii)  Bookkeeping Account and Grantor Trust. Any amounts deferred
                  -------------------------------------
by Mr. McCanless hereunder will be credited to a bookkeeping account established on the books and records of the Company for the purpose of accounting for the amounts deferred by Mr. McCanless. In addition, the Company will maintain in a separate, irrevocable grantor trust established by the Company an amount in cash equal to the amounts deferred by Mr. McCanless. In connection with the deferral election, Mr. McCanless shall have the right to specify the investments in which his bookkeeping account shall be deemed invested; provided, however, the Company shall be under no obligation to purchase any such investments chosen by Mr. McCanless. Mr. McCanless's bookkeeping account shall be credited to reflect all income, gains and losses of such deemed investments. The parties hereto agree that, to the extent that any investment vehicle that Mr. McCanless selects results in a loss to the bookkeeping account, the Company will have no obligation to compensate Mr. McCanless for such loss or to make any compensatory adjustment to the bookkeeping account to make up for such loss. Notwithstanding the foregoing, at no time shall Mr. McCanless's rights to any amounts deferred under this Section 5(c)(ii) be greater than those of general unsecured creditors of the Company.

            (iii) Distribution. The timing of the payment of all amounts
                  ------------
deferred by Mr. McCanless shall be specified in his initial deferral election and may not be subsequently changed by Mr. McCanless without the prior written approval of the Board of Directors. The initial deferral may specify a lump sum payment of up to five (5) annual installment payments to be paid out in their entirety by no later than the sixth anniversary of the Date of Termination (as defined below); provided, however, that, notwithstanding Mr. McCanless's deferral election, all amounts will be paid to Mr. McCanless within thirty (30) days following a termination of this Employment Agreement for any reason specified in Sections 7(c) or 7(e).

     (d)    Jump Start Options. As of April 7, 1999, the Company granted to Mr.
            ------------------
McCanless options to purchase 600,000 shares of Class A Common Stock of the Company, which on April 25, 2001, converted into options to purchase depositary shares represented by American Depositary Receipts of Delhaize Group ("ADRs") (the "Jump Start Options"). The option agreement governing the Jump Start Options shall be made consistent with this paragraph. The Jump Start Options shall have a term commencing on April 7, 1999, and ending on April 7, 2009 (the "Option Term") and shall entitle Mr. McCanless to purchase 80,000 ADRs, reflecting the 3:1 reverse split of the Company's common stock in 2000 and the conversion ratio provided for in the Agreement and Plan of Share Exchange dated November 16, 2000, between the Company

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and Delhaize Group. If the closing price per share of the ADRs (as reported on the New York Stock Exchange or other nationally-recognized securities market or exchange on which such shares are traded) is $114.48 or greater for forty-five
(45) consecutive trading days ending on or prior to April 7, 2002, and Mr. McCanless is employed as the President and Chief Executive Officer of the Company on such date, the Jump Start Options shall vest and be exercisable on such date and remain exercisable until April 7, 2009. If the Jump Start Options have not vested on or prior to April 7, 2002, the Jump Start Options shall automatically vest and be exercisable on April 7, 2006, provided that Mr. McCanless remains employed as the President and Chief Executive Officer of the Company on such date. The exercise price per share for the Jump Start Options shall be $50.88 (which is the closing price per share of ADRs as reported on the New York Stock Exchange on April 26, 2001). At the end of the Option Term, all unexercised Jump Start Options shall terminate and cease to be exercisable.

     6.    Benefits. Mr. McCanless shall be entitled to participate in all
           --------
health, accident, disability, medical, life and other insurance programs and other benefit and compensation plans maintained by the Company for the benefit of Mr. McCanless and/or other executive employees of the Company in accordance with the Company's policies. In addition, the Company shall maintain in full force and effect on the life of Mr. McCanless a life insurance policy subject to a split dollar arrangement in the face amount of three and one-half (3.5) times Mr. McCanless's base salary if his death occurs prior to his retirement (provided his retirement is on terms consistent with the terms of the life insurance policy and any split dollar arrangements between Mr. McCanless and the Company relating thereto ) and two (2) times Mr. McCanless's last base salary if his death occurs after any such retirement. Mr. McCanless shall be the owner of such policy with the authority to designate the beneficiary thereof.

     7.    Termination. Termination of Mr. McCanless's employment under any of
           -----------
the following circumstances shall not constitute a breach of this Employment
Agreement:

     (a)   Death. Termination upon the death of Mr. McCanless.
           -----

     (b)   Cause. Termination by the Company for "Cause" as described in this
           -----
Section 7(b). For purposes of this Employment Agreement, "Cause" shall mean (i) willful failure (other than by reason of incapacity due to physical or mental illness) to perform his material duties hereunder and his inability or unwillingness to correct such failure within thirty (30) days after receipt of written notice, (ii) conviction of Mr. McCanless of a felony or plea of guilty or no contest to a felony or (iii) perpetration of a material dishonest act or fraud against the Company or any affiliate thereof. The definition of "Cause" expressly excludes any mistake of fact or judgment made by Mr. McCanless in good faith with respect to the Company's business.

     (c)   Good Reason. Termination by Mr. McCanless for "Good Reason" as
           -----------
described in this Section 7(c). For purposes of this Employment Agreement, "Good Reason" shall mean a material breach of this Employment Agreement by the Company or Delhaize Group. By way of example and not limitation, "Good Reason" shall include (i) a material diminution of the professional responsibilities of Mr. McCanless, (ii) assignment of inappropriate duties to Mr. McCanless, (iii) a failure by the Company or Delhaize Group to comply with the Governing Procedures, (iv) diminution of Mr. McCanless's titles, positions, board or committee memberships, (v) a change in reporting relationships or assignment of duties, responsibilities or titles materially inconsistent with Mr. McCanless's job description, (vi) failure of the Company to comply with compensation and benefits obligations to Mr. McCanless, (vii) transfer of Mr. McCanless to a normal work location that is more than fifty (50) miles from Salisbury, North Carolina, (viii) the person holding the office of Chief Executive Officer of Delhaize Group on the Effective Date is replaced, unless the replacement, and any successor thereto, is approved by every member of the Delhaize Group Board, excepting Mr. McCanless, (ix) Mr. McCanless is required to travel extensively for business purposes not directly related to his essential duties as Chief Executive Officer of the Company, (x) a purported termination of this Employment Agreement by the Company other than in accordance with the terms hereof, or (xi) failure of the Company to require any successor to the Company to assume and comply with this Employment Agreement. For purposes of this Employment Agreement, a determination in good faith by Mr. McCanless of "Good Reason" shall be conclusive.

     An election by Mr. McCanless to terminate his employment under this Section 7(c) shall not be deemed a voluntary termination of employment by Mr. McCanless for the purpose of this Employment Agreement or any plan, arrangement or program of the Company.

     (d)   Disability. Termination by the Company or Mr. McCanless upon
           ----------
Disability of Mr. McCanless. For the termination by the Company to be valid, (i) the Company must first give forty-five (45) days written Notice of Termination, as defined below (which may occur before or after the end of the 180-day period specified in the definition of Disability below), and (ii) Mr. McCanless shall not have returned to the performance of his duties hereunder on a full-time basis during such 180-day period. For purposes of this Employment Agreement, "Disability" shall mean Mr. McCanless's absence from continuous full-time employment with the Company for a period of at least 180 consecutive days by reason of a mental or physical illness. The Company shall have the right to have Mr. McCanless examined at such reasonable times by such physicians satisfactory to Mr. McCanless as the Company may designate, and Mr. McCanless will make himself available for and submit to such examination as and when requested. Except as otherwise provided in this Section 7(d), the inability of Mr. McCanless to perform his duties hereunder, whether by reason of injury, illness (physical or mental) or otherwise shall not result in the termination of Mr. McCanless's employment hereunder, and he shall be entitled to continue to receive his base salary and other benefits as provided herein.

     (e)   Without Cause. Termination by the Company without Cause.
           -------------

     (f)   Date and Notice of Termination. Any termination of Mr. McCanless's
           ------------------------------
employment by the Company or by Mr. McCanless (other than termination pursuant to Section 7(a) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Mr. McCanless's employment under the provision so indicated.

     "Date of Termination" shall mean (i) if Mr. McCanless's employment is terminated by his death, the date of his death, and (ii) if Mr. McCanless's employment is terminated pursuant to a Notice of Termination, the date specified in the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date which is finally determined to be the Date of Termination, either by mutual written agreement of the parties, by a binding and final arbitration award, or by a final judgment, order, or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     8.   Effect of Termination. In the event of termination of employment
          ---------------------
as described in Section 7 hereof, the Company shall compensate Mr. McCanless as follows:

     (a)  Death. If Mr. McCanless's employment is terminated as a result of his
          -----
death, as specified in Section 7(a), the Company shall pay Mr. McCanless's beneficiary the benefit called for under his Salary Continuation Agreement with the Company. Mr. McCanless's beneficiary shall accept the payment provided for in this Section 8(a) in full discharge and release of the Company of and from any further obligations under this Employment Agreement, except for any other benefits due under any applicable plan or policy of the Company (including life insurance policies and pension or similar plans), as determined under the provisions of such plans or policies.

     (b)  Disability. If Mr. McCanless's employment is terminated by the Company
          ----------
or Mr. McCanless as a result of his disability as specified in Section 7(d), then the Company shall pay Mr. McCanless his full compensation until the Date of Termination. Within thirty (30) days after the termination of his employment, the Company shall pay Mr. McCanless a lump sum payment equal to fifty percent (50%) of the present value of the future base salary payable to Mr. McCanless during the remainder of his Term of Employment under this Employment Agreement or for a period of two (2) years, whichever is longer. Such lump sum amount shall be calculated by using a discount rate equal to the applicable Federal rate that is in effect on the date of payment as determined under Section 1274(d) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder, and by assuming that Mr. McCanless's annual salary in effect on the Date of Termination would continue for the remainder of the Term of Employment, or for a period of two (2) years, whichever is longer. This payment shall be in addition to any payments Mr. McCanless shall be entitled to receive under any applicable disability insurance policies maintained by the Company for Mr. McCanless.

     (c)  Cause. If Mr. McCanless's employment is terminated for any reason
          -----
specified in Section 7(b) hereof, the Company shall no longer be obligated to make any payments to Mr. McCanless pursuant to this Employment Agreement, except for the full amount of his base salary and all compensation earned prior to the Date of Termination and payments pursuant to plans, programs, or arrangements, as determined under the provisions of such plans or policies.

     (d)  Good Reason or Without Cause or in the Context of a Change of Control.
          ---------------------------------------------------------------------

     (i) If Mr. McCanless's employment is terminated: (A) by Mr. McCanless for Good Reason as specified in Section 7(c) hereof; or (B) by the Company without Cause as specified in Section 7(e), Mr. McCanless shall receive the benefits described in clause (ii) below. In addition, upon a Change of Control of the Company (as defined below) Mr. McCanless shall be entitled to terminate his employment and receive the benefits described in clause (ii) below.

     (ii) In the event of a termination described in clause (i), Mr. McCanless shall be provided the following:

             (A) the Company shall pay Mr. McCanless the full amount of his base salary and other compensation earned prior to the Date of Termination;

             (B) Mr. McCanless shall receive payment for all of the Company's accrued obligations to him, to the extent not otherwise provided under this Subsection 8(d), including, without limitation, a pro-rata portion of his bonus through the date of termination, based on the higher of the Target Annual Bonus and the average Annual Bonuses earned in respect of the three (3) years prior to the date of termination (the "Highest Annual Bonus"), other vested benefits, and shall be fully vested in all equity incentive awards (including annual grants);

             (C) the Company shall pay Mr. McCanless, within thirty (30) days after the Date of Termination, a lump-sum amount equal to the sum of his base salary and the Highest Annual Bonus times five (5);

             (D) the Company shall maintain in full force and effect for the continued benefit of Mr. McCanless and his eligible dependents for five (5) years after the Date of Termination, the employee welfare benefit plans and programs such as medical, dental, health and life insurance in which Mr. McCanless was entitled to participate immediately prior to the Date of Termination (If Mr. McCanless's continued participation is not permitted under the general terms and provisions of any such plan or program, or applicable law, the Company shall, at its expense, provide similar or better benefits, including benefits lost due to different tax treatment, for Mr. McCanless and, if applicable, his dependents on an individual basis.);

             (E) Mr. McCanless shall be entitled to the greater of (I) the benefit to which he would otherwise be entitled under the SERP and (II) a lifetime annual benefit beginning at age 65 equal to sixty percent (60%) of his final average base and bonus compensation (assuming that his base and bonus compensation is equal to the highest annual compensation he earned in the five (5) years prior to the date of termination), net of the offsets provided for under the SERP; and

             (F) For the five (5) year period following the Date of Termination Mr. McCanless shall be paid an annual amount equal to the amounts, if any, which would have been payable to him under the Wellness Bonus Plan, the Profit Sharing Plan, and the Profit Sharing Restoration Plan (or such other plans in which Mr. McCanless was entitled to participate as of the Date of Termination) assuming Mr. McCanless had remained employed for such five (5) year period and received an annual salary at the rate in effect on his Date of Termination.

     (iii) For purposes of this Employment Agreement, "a Change in Control of the Company" shall be deemed to have occurred if:

         (A) an acquisition (other than directly from Delhaize Group) by a Person (as defined below) (excluding Delhaize Group or an employee benefit plan of Delhaize Group or an entity controlled by Delhaize Group's shareholders) of twenty-five percent (25%) of the common stock or voting securities of Delhaize Group;

         (B) at any time during the term of this Employment Agreement there is a change in the composition of the Board of Directors of Delhaize Group resulting in a majority of the directors of Delhaize Group who are in office on the date hereof ("Incumbent Delhaize Group Directors") no longer constituting a majority of the directors of Delhaize Group; provided that, in making such determination, persons who are elected to serve as directors of Delhaize Group and who are approved by all of the directors in office on the date of such election (other than in connection with an actual or threatened proxy contest) shall be treated as Incumbent Delhaize Group Directors;

         (C) consummation of a complete liquidation or dissolution of Delhaize Group or a merger, consolidation or sale of all or substantially all of Delhaize Group's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the holders of voting securities of Delhaize Group receive sixty percent (60%) or more of the voting securities of the company or entity resulting from the Business Combination ("Resulting Company"), at least a majority of the board of directors of the Resulting Company were Incumbent Delhaize Group Directors, and after which no person or entity beneficially owns twenty-five percent (25%) or more of the voting securities of the Resulting Company, who did not beneficially own such stock immediately before the Business Combination;

         (D) shareholder approval of a complete liquidation or dissolution of Delhaize Group;

         (E) a direct or indirect sale or transfer of the voting securities of the Company following which one or more persons (other than Delhaize Group) beneficially owns fifty (50%) percent or more of the voting power of the Company; and

         (F) a sale or transfer of all or substantially all of the Company's assets or the liquidation or dissolution of the Company.

For the purpose of this paragraph, the term "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, the term "Person" shall have the meaning set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act and the term "voting securities" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

     9.  Business Expenses. The Company agrees that during the Term of
         -----------------
Employment, the Company will reimburse Mr. McCanless for actual travel and other out-of-pocket expenses reasonably incurred by him in connection with the performance of his duties hereunder and accounted for in accordance with the policies and procedures currently established by the Company.

     10. No Competing Employment. Mr. McCanless agrees that, during the Term of
         -----------------------
Employment and for a period of two (2) years after the Date of Termination ("Restricted

Period"), he will not, without the written consent of the Board of Directors, engage in any retail or wholesale grocery business which is directly competitive with the business of the Company or any affiliate thereof in any geographic area in which the Company or any affiliate operates on the Date of Termination. Mr. McCanless understands and agrees that a portion of the amounts paid to him under
Section 5(a) hereof is in consideration for his covenants set forth in Sections 10, 11, and 12.

     11. No Solicitation. Mr. McCanless agrees that, during the Restricted
         ---------------
Period, he will not, without the prior written consent of the Board of Directors, directly or indirectly solicit or recruit any employee or independent contractor of the Company for the purpose of being employed by Mr. McCanless, directly or indirectly, or any other person or entity on behalf of which Mr. McCanless is acting as an agent, representative or employee. Notwithstanding the above, if Mr. McCanless's employment is terminated for any reason specified in
Section 7 hereof prior to the first anniversary of the date on which a Change in Control (as defined above) occurred, the covenants of Sections 10 and 11 shall not be applicable.

     12. Confidentiality. Mr. McCanless agrees that, during the Term of
         ---------------
Employment and thereafter, he will not, without the prior written consent of the Company, disclose to anyone not entitled thereto, any confidential information relating to the business, sales, financial condition, or products of the Company or any affiliate thereof. Mr. McCanless also recognizes and acknowledges that he has a common law obligation not to disclose trade secrets and other proprietary information of the Company. Mr. McCanless further agrees that, should he leave the active service of the Company, he will not take with him or retain, without the written authorization of the Board of Directors, any papers, files, or other documents or copies thereof or other confidential information of any kind belonging to the Company pertaining to its business, sales, financial condition, or products. Mr. McCanless understands and agrees that the rights and obligations set forth in this Section 12 are perpetual and, in any case, shall extend beyond the Restricted Period.

     13. Injunctive Relief. Without limiting the remedies available to the
         -----------------
Company, Mr. McCanless acknowledges that a breach of the covenants contained in Sections 10, 11, and 12 herein may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order or a preliminary injunction restraining Mr. McCanless from engaging in activities prohibited by Sections 10, 11 and 12 or such other relief as may be required to specifically enforce any of the covenants in such Sections.

     14. Indemnification. The Company shall indemnify and hold harmless Mr.
         ---------------
McCanless to the fullest extent permitted under North Carolina law, including, without limitation, the provisions of Part 5 (or any successor provision) of the North Carolina Business Corporation Act, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees), which may, at any time, be suffered by Mr. McCanless as a result of the fact that Mr. McCanless is or was an officer of the Company, or is or was serving at the request of the Company as an officer, employee or agent of an affiliate of the Company. The expenses incurred by Mr. McCanless in any proceeding shall be paid promptly by the Company in advance of the final disposition of any proceeding at the written request of Mr. McCanless to the fullest extent permitted under North Carolina law. The indemnification provision of this Section 14 shall survive the termination or expiration of this Employment Agreement.

     15. Gross-Up Payment. In the event that any payments to which Mr. McCanless
         ----------------
becomes entitled under this Employment Agreement (the "Agreement Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to Mr. McCanless at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by Mr. McCanless (taking into account the Total Payments (as hereinafter defined) and the Gross-Up Payment), after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 15, but before deduction for any federal, state or local income tax on the Total Payments, shall be equal to the "Total Payments," as defined below. Except as otherwise provided below, the Gross-Up Payment or portion thereof provided for in this Section 15 shall be paid not later than the thirtieth
(30th) day following payment of any amounts under the Employment Agreement that will be subject to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth (45th) day after payment of any amounts under the Employment Agreement that will be subject to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Mr. McCanless, payable on the fifth (5th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments, accruals, vestings or other compensatory benefits received or to be received by Mr. McCanless in connection with a Change in Control of the Company or the termination of Mr. McCanless's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's independent auditors, such other payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Payments and (b) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the amount of the Gross-Up Payment, Mr. McCanless shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and the applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, Mr. McCanless shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid) if such repayment results in a reduction in Excise Tax and/or a federal, state, and local income tax deduction, plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including, by reason of any payment, the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     16. Vesting. Upon a Change in Control of the Company or if Mr. McCanless's
         -------
employment is terminated for reasons specified in Sections 7(a), 7(c), 7(d) or 7(e) hereof, all of the rights granted to Mr. McCanless by the Company to own or acquire stock of the Company (including, without limitation, stock options and restricted stock granted under the Company's Stock Option Plan and including, subject to the last sentence of this Section 16, the Jump Start Options) shall automatically vest upon the date of such Change in Control or Date of Termination, respectively, without the need for further action or consent by the Company. For purposes of the preceding sentence, "Change in Control of the Company" shall have the meaning set forth in Section 8(d)(iii) hereof. Notwithstanding anything herein to the contrary, if the Jump Start Options have not vested by April 7, 2002, the Jump Start Options shall not vest for any reason, including, without limitation, a Change in Control of the Company or a termination of Mr. McCanless's employment (pursuant to Sections 7(a), 7(c), 7(d) or 7(e) hereof or otherwise) prior to April 7, 2006.

     17. Legal Expenses. The Company shall reimburse Mr. McCanless for all
         --------------
reasonable legal fees incurred in a successful effort to establish entitlement to compensation and benefits under this Employment Agreement.

     18. Mitigation. The Company recognizes that Mr. McCanless has no duty to
         ----------
mitigate the amounts due to him upon termination of this Employment Agreement, and the obligations of the Company will not be diminished in the event Mr. McCanless is employed by another employer after the termination of his employment with the Company.

     19. Successors. This Employment Agreement shall inure to the benefit of and
         ----------
be binding upon the Company and its successors and assigns and upon Mr. McCanless and his legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     20. Amendments. This Employment Agreement, which contains the entire
         ----------
contractual understanding between the parties, may not be changed orally but only by a written instrument signed by the parties hereto.

     21. Governing Law. This Employment Agreement shall be governed by and
         -------------
construed in accordance with the laws of the State of North Carolina.

     22. Waiver. The waiver of breach of any term or condition of this
         ------
Employment Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

     23. Severability. In the event that any provision or portion of this
         ------------
Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent provided by law.

     24. Notices. Any notices or other communications required or permitted
         -------
hereunder shall be deemed sufficiently given if sent by registered mail, postage prepaid, as follows:

     (a) If to Mr. McCanless:

         R. William McCanless
         244 Confederate Avenue
         Salisbury, North Carolina 28144

     (b) If to the Company:

         Delhaize America, Inc.
         Post Office Box 1330
         2110 Executive Drive
         Salisbury, North Carolina 28145-1330
         Attention:  Secretary

         with a copy to:

         J. Steven Patterson, Esq.
         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         1333 New Hampshire Avenue, N.W.
         Suite 400
         Washington, D.C.  20036

or to such other address as shall have been specified in writing by either party to the other. Any such notice or communication shall be deemed to have been given on the second (2nd) day (excluding any days U.S. Post Offices are not open) after the date so mailed.

     IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized representative, and Mr. McCanless has hereunto set his hand as of the date first above written.


                                       DELHAIZE AMERICA, INC.


                                        By: /s/ William G. Ferguson
                                            -----------------------
                                        William G. Ferguson
                                        Chairman, Senior Management
                                        Compensation Committee


                                        By: /s/ Pierre-Olivier Beckers
                                            --------------------------
                                        Pierre-Olivier Beckers
                                        Chairman, Board of Directors of
                                        Delhaize America, Inc.


                                        /s/ R. William McCanless
                                        ------------------------
                                        R. William McCanless